UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Mountain Lake Acquisition Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2026

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

333-294684	Avalanche Treasury Corporation	39-4863126
11 W. 42nd Street, 2nd Floor New York, NY 10036
Delaware
Telephone: 332-240-1155

333-294684-01	Avalanche Treasury Company, LLC	39-4274406
11 W. 42nd Street, 2nd Floor, New York, NY 10036
Delaware
Telephone: 332-240-1155

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Master Lender Agreement, Loan Term Sheet

On March 20, 2026, Avalanche Treasury Company, LLC (“AVAT”) signed a Master Lender Agreement (the “Master Lender Agreement”) with FalconX Charlie, Inc. (the “Lender”) to facilitate the potential future execution of collateralized Loans in which the Lender may lend to AVAT certain Digital Currency or cash (dependent on the loaned asset specified in the relevant executed loan term sheet) and AVAT would pay a Loan Fee as well as pledge Collateral on or prior to the date of any drawdown pursuant to such future loan term sheet, as applicable. The Loans under the Master Lender Agreement may be Open Loans without a Maturity Date, whereby AVAT may repay and Lender may recall the Loan at any time, or Term Loans with a predetermined Maturity Date.

On May 29, 2026, AVAT and the Lender executed a loan term sheet, pursuant to which AVAT agreed to borrow from the Lender, and the Lender agreed to lend to AVAT, a Loan of $25 million pursuant to an Open Loan (the “May 2026 Collateralized Open Loan”). The Loan Fee is 7% per annum.

At closing of the business combination between, among others, AVAT and Mountain Lake Acquisition Corp. (the “Business Combination”), AVAT will pledge approximately 5.6 million AVAX pursuant to the May 2026 Collateralized Open Loan, which is based on an Initial Collateral Ratio of 200%. The Collateral will be held in a segregated custody account with Anchorage Digital Bank N.A. (“Anchorage”) pursuant to an Account Control Agreement among Anchorage, AVAT and the Lender.

The Margin Call Limit is 180%, whereby if the Collateral Ratio drops below such Margin Call Limit, the Lender has the right to require AVAT by way of a Margin Call to provide the Lender with additional Collateral to cause the Collateral Ratio to equal the Initial Collateral Ratio. The Default Limit is 160%, whereby if the Collateral Ratio drops below such Default Limit, the Lender has the option to declare an Event of Default. The Refund Limit is 230%, whereby if the Collateral Ratio increases above such Refund Limit for a continuous period of thirty (30) days, AVAT has the right to require the Lender to return an amount of Collateral such that the Collateral Ratio is equal to the Initial Collateral Ratio.

Staking of the Collateral is subject to the following limitations: (i) no more than 75% of the Collateral may be staked at any given time and (ii) all staked Collateral must be structured using a laddered epoch strategy ensuring that a minimum of 50% of the aggregate staked position matures and reverts to an unstaked, fully liquid status on a rolling seven-day (weekly) cycle.

The Loaned Assets may be drawn by AVAT after closing of the Business Combination once the Collateral is received by the Lender. AVAT intends to use the May 2026 Collateralized Open Loan to finance certain closing costs in connection with the Business Combination.

All capitalized terms used in this Current Report on Form 8-K but not otherwise defined have the meaning ascribed to such terms in the exhibits set forth herein as Exhibits 10.1 and 10.2. The foregoing descriptions of the Master Lender Agreement and May 2026 Collateralized Open Loan are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On May 29, 2026, Avalanche Treasury Corporation and Avalanche Treasury Company, LLC made available their financial results for the three months ended March 31, 2026, which are filed herewith as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Master Lender Agreement, dated March 20, 2026, by and between Avalanche Treasury Company, LLC and FalconX Charlie, Inc.
10.2	Loan Term Sheet, dated May 29, 2026, between Avalanche Treasury Company, LLC and FalconX Charlie, Inc.
99.1	Unaudited condensed financial statements of the Avalanche Treasury Corporation as of and for the three months ended March 31, 2026.
99.2	Unaudited condensed financial statements of Avalanche Treasury Company, LLC as of and for the three months ended March 31, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALANCHE TREASURY CORPORATION

Date: May 29, 2026	By:	/s/ Gerald Bartholomew Smith
		Name:	Gerald Bartholomew Smith
		Title:	Chief Executive Officer

AVALANCHE TREASURY COMPANY, LLC

Date: May 29, 2026	By:	/s/ Gerald Bartholomew Smith
		Name:	Gerald Bartholomew Smith
		Title:	President